As filed with the Securities and
 Exchange Commission on April 26, 2001                Registration No. 333-56632
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                  ZAPWORLD.COM
             (Exact name of registrant as specified in its charter)

        California                                 94-3210624
 (State of incorporation)             (I.R.S. Employer Identification No.)

                                117 Morris Street
                          Sebastopol, California 95472
                                 (707) 824-4150
   (Address and telephone number of registrant's principal executive offices)
                   -------------------------------------------
                                   Gary Starr
                             Chief Executive Officer
                                  Zapworld.com
                                117 Morris Street
                          Sebastopol, California 95472
                                 (707) 824-4150
            (Name, address and telephone number of agent for service)
                   -------------------------------------------
                                    Copy to:
                                William D. Evers
                                 Foley & Lardner
                         One Maritime Plaza, Sixth Floor
                      San Francisco, California 94111-3404
                         ------------------------------
       Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                         ------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                        ------------------------------
                                        CALCULATION OF REGISTRATION FEE
=============================== ==================== ===================== ==================== =====================
                                                       Proposed Maximum      Proposed Maximum
     Title of Each Class of          Amount to be       Offering Price      Aggregate Offering        Amount of
   Securities to be Registered     Registered(1)(2)      Per Unit (3)            Price (3)         Registration Fee
------------------------------- -------------------- --------------------- -------------------- ---------------------
   Common stock, no par value       255,000 shares           $1.78               $453,900              $113.48
=============================== ==================== ===================== ==================== =====================
(1)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices for Zapworld.com Common stock as reported on the NASDAQ Stock Market on March 5, 2001.

(2) Consists of 210,000 options to purchase Zapworld.com Common stock pursuant to the Zapworld.com 1999 Incentive Stock Plan, and 45,000 shares of Zapworld.com Common stock.

================================================================================

The information in this prospectus is not complete and may be changed. These shares may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not a solicitation of offers to buy these securities in any state where the offer or sale is not permitted.

                               -------------------

                                 255,000 Shares


                                  ZAPWORLD.COM
                                  Common Stock
                               -------------------

         The Selling Shareholder identified in this prospectus may use this prospectus to sell a maximum of 255,000 shares of common stock of Zapworld.com which he presently owns or may acquire upon the exercise of stock options. We will not receive the proceeds from the sale of any of these shares, although we may receive cash proceeds from the Selling Shareholder to the extent that he exercises options to purchase these shares. Our common stock is traded on the NASDAQ SmallCap Market under the symbol ZAPP.

         The Selling Shareholder may offer and sell the shares from time to time on the NASDAQ SmallCap Market or in private transactions at prevailing market prices or at privately negotiated prices. We are paying the expenses incurred in connection with the registration of these shares under the Securities Act of 1933. The Selling Shareholder is responsible for any brokerage commissions or expenses he may incur in the sale of the shares. The manner in which the Selling Shareholder may sell these shares and the price or prices at which the Selling Shareholder may sell them is further described in this prospectus under the section entitled "Plan of Distribution" on page 10.

         Our principal offices are located at 117 Morris Street, Sebastopol, California 95472. Our telephone number is (707) 824-4150 and our Internet address is http://www.zapworld.com. The information on our website does not constitute part of this prospectus.

                               -------------------

         Investing in our common stock involves substantial risks. See the "Risk Factors" Section beginning on page 3.
                               -------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


                 This prospectus is dated April 27, 2001.

                                TABLE OF CONTENTS

                                                                          Page

THE COMPANY.................................................................2

FORWARD-LOOKING STATEMENTS..................................................2

RISK FACTORS................................................................3

  We have a history of losses, and we might not achieve or
      maintain profitability................................................3

  We may not be able to obtain additional capital to fund
     our operations when needed.............................................3

  A substantial portion of our growth in the past three years has come through acquisitions and we may not be able to
     identify, complete and integrate future acquisitions, which could adversely affect our future growth...............................3

  We face intense competition which could cause us to lose
     market share and reduce profit margins.................................3

  Changes in the market for electric vehicles could cause our products to become obsolete or lose popularity.........................4

  We cannot assure you that growth in the electric vehicle
     industry will continue.  Our business may suffer if growth in the electric vehicle industry ceases................................4

  We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our
     competitive position...................................................5

  We will need to increase our research and development spending, which could substantially increase our costs and adversely affect our cash flow...................................................5

  The failure of certain key suppliers to provide us with
     components could have a severe and negative impact upon
     our business...........................................................5

  Product liability or other claims could have a material
     adverse effect on our business.........................................5

  Failure to manage our growth effectively could adversely
     affect our business....................................................6

  The loss of certain key personnel could significantly
     harm our business......................................................6

  Changes in the law may have a negative impact upon
     our business...........................................................6

  International expansion may cause problems for us.........................6

  We might not be able to retain our Internet address.......................7

  Our success is heavily dependent on protecting our
     intellectual property rights...........................................7

  We may be exposed to liability for infringing intellectual property rights of other companies.....................................8

USE OF PROCEEDS.............................................................9

                                TABLE OF CONTENTS
                                  (Continued)

                                                                          Page

SELLING SHAREHOLDER.........................................................9

PLAN OF DISTRIBUTION.......................................................10

LEGAL MATTERS..............................................................11

EXPERTS ...................................................................11

WHERE YOU CAN FIND MORE INFORMATION........................................11

INCORPORATION BY REFERENCE.................................................11

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES......12

                                   THE COMPANY

         Our company, ZAPWORLD.COM(R) was incorporated in California in 1994 under the name "ZAP Power Systems." We design, assemble, manufacture and distribute electric and non-electric scooters, electric bicycle power kits, electric bicycles, electric motorcycles and other personal electric transportation vehicles, including electric wheelchairs and electric aquatic propulsion devices.

         We develop proprietary technologies that are important elements of our own brand of personal electric vehicles. Each of these components is marketed under our own brand name. Along with our commitment to develop new electric vehicles, we are also focusing our development efforts on a new generation of microprocessor drive controllers.

         In this document, "Zapworld," "we," "us" and "our" refer to Zapworld.com.

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference contain statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "plan" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other facts, some of which are beyond our control, that could cause actual results to differ materially from those expressed or implied by those forward-looking statements. These factors include those described in "Risk Factors" and elsewhere in this prospectus and the documents incorporated by reference.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors before you decide to buy our common stock.

We have a history of losses, and we might not achieve or maintain profitability.

         We have not generated a profit from operations during any fiscal year since we began operation in 1994. To date, we have concentrated primarily on increasing our revenues and expanding our market share through acquisitions rather than on maximizing profits. As a result, although we experienced revenue growth from fiscal year 1998 to fiscal year 1999, we incurred net losses of $1,109,400 and $1,692,600 for the years ended December 31, 1998 and 1999, respectively. Our nine-month loss through September 30, 2000 was $1,014,000. There is no assurance that we will be able to operate profitably in the future. Failure to achieve profitable operations may require us to seek additional financing when none is available or on extremely unfavorable terms.

We may not be able to obtain additional capital to fund our operations when needed.

         Since our inception, we have financed our operations primarily through private and public offerings of our equity securities. Our planned expenditures are based primarily on our internal estimates of our future sales and ability to raise additional financing. If revenues or additional financing do not meet our expectations in any given period of time, our failure to adjust spending quickly enough to compensate for revenue or financing shortfalls may reduce our ability to continue operations.

A substantial portion of our growth in the past three years has come through acquisitions and we may not be able to identify, complete and integrate future acquisitions, which could adversely affect our future growth.

         Our growth strategy is based in part upon acquiring other businesses with strategic value to us. It is possible that we may not be able to identify suitable acquisition candidates, obtain financing for future acquisitions or complete future acquisitions. In addition, if any future acquisitions are completed, we may not be able to integrate the acquired businesses or operate them profitably. Additionally, the diversion of management attention, as well as any other difficulties which may be encountered in the continuing integration processes, could have an adverse impact on our financial condition, profitability and cash flows.

We face intense competition which could cause us to lose market share and reduce profit margins.

         Some of our competitors in the electric vehicle market are large manufacturers, including Honda, Suzuki, Sanyo and Yamaha. These competitors have far greater financial resources, more established market positions, and significantly greater name recognition than we possess. They also have larger, more established sales, marketing, and distribution programs and resources than we have. These factors may make it difficult for us to compete with these businesses in the production and sale of our products.

         Many smaller manufacturers sell electric bicycles to key segments of our market in the United States, Europe and Asia. We also compete against the makers of electric scooters as well as non-motorized scooters and bicycles. Although we believe we have a competitive advantage from our name recognition in the electric vehicle industry and ownership of fundamental technology, the market for the sale of these products is subject to rapid change and ease of entry by new competitors. Many of these competitors are selling their products at substantial discounts, which has in turn required us to reduce the prices of our products. Although we have been able to mitigate the impact of these price reductions by shifting manufacturing of some of our products overseas, the intense price competition we are encountering is causing us to reduce our prices, and, thereby, decrease our profit margins. In view of these factors, we cannot be certain that we will be able to meet changes in the marketplace and remain competitive.

Changes in the market for electric vehicles could cause our products to become obsolete or lose popularity.

         The electric vehicle industry is in its infancy and has experienced substantial growth and change in the last few years. Demand for and interest in electric vehicles appears to be increasing. However, growth in the electric vehicle industry may depend on many factors, including:

       o      continued development of product technology;

       o      the environmental consciousness of customers;

       o the ability of electric vehicles to successfully compete with vehicles powered by internal combustion engines;

       o widespread electricity shortages and the resultant increase in electricity prices, especially in our primary market, California, which could derail our past and present efforts to promote electric vehicles as a practical solution to vehicles which require gasoline;

       o changes in the price of fuels for motor vehicles, such as gasoline; and

       o future regulation and legislation requiring increased use of nonpolluting vehicles or the rejection of such regulation.

         Because we believe that changes in the market for electric vehicles in general may affect the market for our products, these factors may adversely affect our ability to sell our products.

We cannot assure you that growth in the electric vehicle industry will continue. Our business may suffer if growth in the electric vehicle industry ceases.

         In the last several years there has been a substantial increase in the number of electric vehicles and non-motorized vehicles which are competitive with our products. One of our principal challenges is to continue to develop and market products which keep pace with the rapid changes in the market. If we are unable to introduce new products and maintain our current market share, we will likely be unable to continue to increase revenue or begin to operate profitably.

We may be unable to keep up with changes in electric vehicle technology and, as a result, may suffer a decline in our competitive position.

         Our current products are designed for use with, and are dependent upon, existing electric vehicle technology. As technologies change, we plan to upgrade or adapt our products in order to continue to provide products with the latest technology. However, our products may become obsolete or our research and development efforts may not be sufficient to adapt to changes in or create necessary technology. Our potential inability to adapt and develop the necessary technology may harm our competitive position.

We will need to increase our research and development spending, which could substantially increase our costs and adversely affect our cash flow.

         To keep pace with technological changes and developments in the market for electric vehicles, we have substantially increased spending on research and development. Our research and development costs in 1999 were $364,600, as compared to $202,600 in 1998, an 80% increase. Because we plan to develop new electric vehicle products and tooling that will broaden our product line in 2001, we expect to incur increased research and development costs in 2001. Our research and development costs for the period ended September 30, 2000 were $464,000. Should we be unable to raise sufficient funds in the future to meet our research and development costs, we could suffer a materially adverse effect on our business, results of operations and financial condition.

The failure of certain key suppliers to provide us with components could have a severe and negative impact upon our business.

         We rely on a small group of suppliers to provide us with components for our products, some of whom are located outside of the United States. If these suppliers become unwilling or unable to provide components, there are a limited number of alternative suppliers who could provide them. Changes in business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate could affect our ability to receive components from our suppliers. A failure by our major suppliers to provide these components could severely restrict our ability to manufacture our products and prevent us from filling customer orders in a timely fashion.

         For example, our Zappy(R) and Kick(TM) products account for approximately 85% of our total sales. We acquire the major components of these products from only one or two suppliers. It could be difficult to find replacement components if our current suppliers fail to provide the parts needed for these products. This would affect our ability to timely fulfill customer orders, which, in turn, could greatly affect our market position.

Product liability or other claims could have a material adverse effect on our business.

         As producers of electric vehicles sold to the general public, we face the risk of product liability claims and unfavorable publicity if the use of our products causes injury or has other adverse effects. Although we have product liability insurance for risks of up to $10,000,000, that insurance may be inadequate to cover all potential product claims. In addition, we may not be able to maintain this insurance indefinitely or be able to avoid product liability exposure.

Failure to manage our growth effectively could adversely affect our business.

         We plan to increase sales and expand our operations substantially during the next several years through internally generated growth and the acquisition of businesses and products.

         To manage our growth, we believe we must continue to implement and improve our operational, manufacturing, and research and development departments. We may not have adequately evaluated the costs and risks associated with this expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future or effectively manage any other change. An inability to successfully operate recently acquired businesses and manage existing business would harm our operations.

The loss of certain key personnel could significantly harm our business.

         Our performance is substantially dependent on the services of our executive officers and other key employees, as well as on our ability to recruit, retain and motivate other officers and key employees. Competition for qualified personnel is intense and there are a limited number of people with knowledge of and experience in the electric vehicle industry. The loss of the services of any of our officers or key employees, or our inability to hire and retain a sufficient number of qualified employees, will harm our business.

Changes in the law may have a negative impact upon our business.

         While our products are subject to substantial regulation under federal, state and local laws, we believe that our products are materially in compliance with all laws governing their manufacture, sale and use. However, to the extent the laws change, or if we introduce new products in the future, some or all of our products may not comply with applicable federal, state or local laws. Further, certain federal, state and local laws and industrial standards currently regulate electrical and electronics equipment. Although standards for electric vehicles are not yet generally available or accepted as industry standards, our products may become subject to federal, state and local regulation in the future. Compliance with this regulation could be burdensome, time consuming, and expensive.

International expansion may cause problems for us.

         We intend to expand our business globally. Assuming we conduct this expansion, we may encounter many of the risks associated with international business expansion. These risks include, but are not limited to language barriers, fluctuations in currency exchange rates, political and economic instability, regulatory compliance difficulties, problems enforcing agreements, and greater exposure of our intellectual property to markets where a high probability of unlawful appropriation may occur. A failure to successfully mitigate any of these potential risks could damage our business.

We might not be able to retain our Internet address.

         We currently have the Internet address http://www.zapworld.com. We may not be able to prevent third parties from acquiring Internet addresses that are similar to our address, which could adversely affect our business. Governmental agencies and their designees generally regulate the acquisition and maintenance of Internet addresses. However, the regulation of Internet addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant Internet addresses in all countries where we conduct business.

Our success is heavily dependent on protecting our intellectual property rights.

         We rely on a combination of patent, copyright, trademark and trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents and to operate without infringing on the proprietary rights of others. We may not be able to do this successfully, however.

         We hold several patents registered with the United States Patent and Trademark Office. These registrations include both design patents and utility patents. In addition, we have recently submitted provisional patents which may or may not be afforded the limited protection associated with provisional patents. We have also registered numerous trademarks with the United States Patent and Trademark Office, and have several pending at this time. We cannot assure you that the trademarks and patents issued to us will not be challenged, invalidated or circumvented, or that the rights granted under those registrations will provide competitive advantages to us. For example, at the present time one of our patents, covering various aspects of our electric bicycle, is being reexamined by the United States Patent and Trademark Office to determine if one or more of its claims are invalid. If that proceeding results in an adverse ruling, the patent will be declared invalid. If this occurs, this could severely and adversely affect our ability to prevent competitors from copying and using key elements of our technology in developing and marketing their own products. Additionally, we have recently learned that several companies are attempting to sell an electric scooter in the United States which we believe infringes one or more of our patents and trademarks. We have also discovered that at least one company has unlawfully sampled our copyrighted advertising copy. In this regard, we have already begun to incur legal fees in our attempt to prosecute this matter, and, in addition, we may have to incur substantial legal fees and costs in litigating these matters in the future.

         We also rely on trade secrets and new technologies to maintain our competitive position. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liability for infringing intellectual property rights of other companies.

         Although we have conducted searches and are not aware of any patents and trademarks which our products or their use might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs in defending any patent or trademark infringement suits or in asserting any patent or trademark rights, in a suit with another party.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sales of shares of common stock by the Selling Shareholder; however we may receive proceeds from the exercise of any stock options by the Selling Shareholder. To the extent that we receive proceeds from the exercise of these options, we intend to use those funds for working capital.

                               SELLING SHAREHOLDER

         The Selling Shareholder is Harry Kraatz, who is a member of our Board of Directors and is a financial advisor to Zapworld. The shares the Selling Shareholder may sell through this prospectus consist of 45,000 shares of our common stock which he presently owns and 210,000 shares of our common stock which he may purchase upon the exercise of stock options. We granted the Selling Shareholder these options under the Zapworld.com 1999 Incentive Stock Plan and all of these stock options are Incentive Stock Options as defined in Section 421 of the Internal Revenue Code. All of the options must be exercised in full within ten years of the date they were granted. The dates on which the Selling Shareholder received the options and the exercise prices for the options are as follows:

       o On October 1, 1998, we granted the Selling Shareholder an option to purchase 10,000 shares at a price of $4.00 per share. The Selling Shareholder has a present right to purchase all of these shares.

       o On February 22, 1999, we granted the Selling Shareholder an option to purchase 100,000 shares at a price of $5.37 per share. The Selling Shareholder has a present right to purchase all of these shares.

       o On August 1, 2000, we granted the Selling Shareholder an option to purchase 100,000 shares at a price of $5.25 per share. As of March 1, 2001, 35,556 of these shares have vested. The remaining shares subject to the option vest at a rate of one thirty-sixths (1/36) per month until such time as they all become vested. Further, these options are subject to an accelerated vesting provision whereby an additional 20,000 options shall immediately vest for each $5,000,000 we receive in financing from any sources found by the Selling Shareholder.

         The following table sets forth the percentage of our outstanding shares which the Selling Shareholder owns or has a right to acquire upon the exercise of stock options. The statement as to the number of outstanding shares is based on the number of shares of common stock outstanding as of March 1, 2001.

                             Shares Beneficially Owned        Shares Beneficially Owned
                                Prior to Offering(1)             After Offering(2)

Name of Beneficial Owner        Number           Percent         Number        Percent

Harry Kraatz                   255,000              4.1%             0               0



                                      -9-

(1) The number of shares of common stock purchasable under the Selling
Shareholder's options are assumed to be issued for the purpose of calculating the percentage of the outstanding shares the Selling Shareholder owns, regardless of whether those shares are presently vested.

(2) Assumes that the Selling Shareholder sells all of the shares being offered through this prospectus.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder may sell the shares of common stock subject to this prospectus from time to time for his own account. The fact that we are registering the sale of these shares does not necessarily mean that the Selling Shareholder will necessary offer or sell any or all of them. The Selling Shareholder will act independently of us in marketing decisions with respect to the timing, manner and size of each sale.

         The Selling Shareholder may offer and sell the shares from time to time in transactions on The NASDAQ SmallCap Market on terms to be determined at the time of such sales. The Selling Shareholder may also make private transfers directly or through a broker or brokers. Alternatively, the Selling Shareholder may from time to time offer shares of common stock to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions. Such compensation, which may be in excess of normal brokerage commissions, may be paid by the Selling Shareholder and/or purchasers of the shares of common stock for whom such underwriters, dealers or agents may act. The Selling Shareholder and any dealers or agents that participate in the distribution of the shares of common stock offered through this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discounts, commissions or concessions received and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The common stock may be sold from time to time in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of such sale or at negotiated prices.

         We may, from time to time, notify the Selling Shareholder that this prospectus is not current and that sales of the common stock may not occur until the prospectus is supplemented by amendment. To the extent required, the specific shares of common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

         The laws of certain states require that sale of the shares of common stock be conducted solely through brokers or dealers registered in those states. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption therefrom is available.

         We will pay substantially all of the expenses incurred in the registration of these shares under the Securities Act of 1933. However, the Selling Shareholder will be responsible for paying any discounts, commissions, transfer taxes and other selling expenses he incurs in the sale of these shares.

                                  LEGAL MATTERS

         The validity of the shares of our common stock will be passed upon for the Selling Shareholder and us by Foley & Lardner, San Francisco, California. William D. Evers, who has been one of our directors since 1999, is special counsel to Foley & Lardner. In 1999 and 2000, Mr. Evers was granted options to purchase 75,000 shares of our common stock at exercise prices ranging from $3.02 to $6.50 per share.

                                     EXPERTS

         Grant Thornton, LLP, independent auditors, have audited our consolidated financial statements and schedules at December 31, 1999, and for each of the two years in the period ended December 31, 1999, as set forth in their report incorporated by reference in this prospectus and registration statement. We have incorporated by reference our financial statements in the prospectus and registration statement in reliance on Grant Thornton, LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington D.C. 20549. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. These filings are available to the public on the SEC's Internet site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

         We have filed a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares being offered for sale in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits.

         We are allowed to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring to those documents. The information we are incorporating by reference is an important part of this prospectus. The most recent information we file with the Commission automatically updates and supersedes any older information. We incorporate by reference the following documents we have filed or may file with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act until we terminate the offering:

       o Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;



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       o      Our Current Report on Form 8-K dated January 12, 2001;

       o The description of our common stock contained in our Registration Statement on Form SB-2 dated February 13, 2001, and any amendment or report updating that description; and

       o All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 in the future until the offering of these shares is terminated.

         You may request a copy of any of these documents at no cost, by writing to us at the following address: Corporate Secretary, Zapworld.com, 117 Morris Street, Sebastopol, California 95472; or you may contact us by telephone at
(707) 824-4150.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers, and may indemnify our other employees and agents, to the fullest extent permitted by California law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be afforded to our directors, officers and controlling persons pursuant to our Amended Bylaws and Amended Articles of Incorporation, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.




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

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable by the registrant in connection with the sale of the common stock being offered. All the amounts shown are estimates except for the registration fee.

            Registration fee.............................$      113.48
            Printing and engraving expenses..............$    1,000.00
            Legal fees and expenses......................$    5,000.00
            Accounting Fees and Expenses.................$    1,500.00
            Miscellaneous................................$      500.00
            Total........................................$    8,113.48

Item 15.  Indemnification of Directors and Officers

         Our Amended Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such persons in connection with any proceeding to which any such persons may become involved by reason of such persons being or having been a director, officer, employee or agent of our company. Moreover, our Amended Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Our Amended Articles of Incorporation provide that we may indemnify our directors and officers to the fullest extent permissible under California law. In accordance with these Articles of Incorporation, the liability of our directors for monetary damages is eliminated to the fullest extent permissible under California law.

Item 16.  Exhibits


      Exhibit
        No.                           Exhibit

       (4.1) Articles of Incorporation of ZAP Power Systems, endorsed and filed on September 23, 1994, defining the rights of holders of capital stock.

       (4.2) Certificate of Amendment to Articles of Incorporation of ZAP Power Systems, endorsed and filed on November 8, 1996.

       (4.3) Certificate of Amendment of Articles of Incorporation of ZAP Power Systems, endorsed and filed on June 2, 1999.

       (4.4) Certificate of Amendment of Articles of Incorporation of Zapworld.com, endorsed and filed June 28, 2000.

       (4.5) Certificate of Determination of Rights and Preferences of the Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock, endorsed and filed June 28, 2000.



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
      Exhibit
        No.                           Exhibit

       (4.6) Certificate of Amendment of Articles of Incorporation of Zapworld.com, endorsed and filed February 26, 2001.

       (4.7) Amended Bylaws of Zapworld.com, dated June 24, 2000, defining the rights of holders of capital stock.

       (4.8)  Zapworld.com 1999 Incentive Stock Plan.

       (5.1)  Opinion of Foley & Lardner.

       (23.1) Consent of Grant Thornton, LLP.

       (23.2) Consent of Foley & Lardner.

Item 17.  Undertakings

a)       The Registrant hereby undertakes that it will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sebastopol, State of California, on April 26, 2001.

                                         Zapworld.com


                                         By:  /s/ Gary Starr
                                                Gary Starr
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                Title                                  Date

/s/   Gary Starr               Chief Executive Officer, Chief     April 26, 2001
----------------               Financial Officer, and Director
   Gary Starr

/s/   Robert E. Swanson        Chairman of the Board              April 26, 2001
-----------------------        and Director
   Robert E. Swanson

/s/   William D. Evers         Director                           April 26, 2001
----------------------
   William D. Evers

/s/   Harry Kraatz             Director                           April 26, 2001
------------------
   Harry Kraatz




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